UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2018 Estimated average burden hours per response……..5.71

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2017

MAJOR LEAGUE FOOTBALL, INC (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9515 Atlanta Ave. Suite 5746 Huntington Beach, CA	92616
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(949) 981-2357

Former Address:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.02 Termination of a Material Definitive Agreement

On October 13, 2017, the acting General Counsel resigned from Major League Football (“MFLB”). On this same day, the Company notified its sole Director and Officer that he was in breach of the Securities Purchase Agreement dated June 20, 2017 due to his failure to provide to the auditors required documentation of his compliance with the Securities Purchase Agreement. Mr. Craig, the President, CEO and sole Director, had previously provided a bank document reflecting a deposit of $3 million into an MFLB account on September 5, 2017, albeit late under the terms of the Agreement. Compass Creek Capital, with Mr. Craig as its beneficial owner, was the mandated purchaser of the shares in the Purchase Agreement. On that basis, MLFB filed a Form 3 reflecting ownership of the 42 million preferred shares. Subsequently, that bank account was closed. On September 29, 2017, Mr. Craig submitted documents reflecting a $3 million transfer to a different MLFB account. Despite these documents, there was never any evidence provided that these funds were or had ever been made available for payment of outstanding and current liabilities of MFLB or that these funds would remain in a MFLB Account.

Kris Craig, Officer, submitted her resignation on Saturday, October 14, 2017.

Jerry Craig, sole Director and Officer, believes the Securities Purchase Agreement is null and void, based upon Compass Creek Capital’s inability to complete the necessary due diligence which he believes negated its obligation to pay the required funds.

By rescinding the transaction, Mr. Craig’s appointment to the Board and as CEO and President are rescinded as well.

With the securities purchase agreement breached and voided by both MFLB and Compass Creek Capital, and the resignation of Kris Craig, effective on Saturday, October 14, 2017 there are no Officers or Directors remaining with the Company. The securities agreed to be purchased by Compass Creek Capital, as set forth in the Securities Purchase Agreement, will now revert back to the Company.

Item 5.01 Changes in Control of Registrant

Jerry C. Craig, being the only Director and an Officer of MFLB, has vacated his Officer and Director positions, effective Saturday, October 14, 2017. This leaves MFLB with no Officers or Directors. Under Delaware law, if there are no Directors of a Company, any officer or shareholder can call a special meeting to elect board members. MFLB will wait a reasonable time to see if a shareholder elects to call a meeting. If no meeting is called, MFLB will likely file for corporate dissolution.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Rose M. Schindler, Esq
Legal Counsel*

Dated: October 16, 2017

*in the absence of any Officer or Director of MLFB

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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